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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):
                                 AUGUST 5, 1999


                               INSTRON CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


       MASSACHUSETTS                 001-05641                   04-2057203
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


                 100 ROYALL STREET, CANTON, MASSACHUSETTS 02021
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (781) 828-2500


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ITEM 5.  OTHER EVENTS.

     On August 5, 1999, Instron Corporation (the "Company"), Kirtland Capital Partners III L.P. ("Kirtland") and ISN Acquisition Corporation ("MergerCo") entered into Amendment No. 1 ("Amendment No. 1") to the Agreement and Plan of Merger dated as of May 6, 1999 by and among the Company, Kirtland and MergerCo (the "Merger Agreement"), pursuant to which the parties agreed to certain modifications to the Merger Agreement. The Merger Agreement, as amended, permits the closing of the transaction to occur in September 1999 rather than in the latter part of August as originally contemplated by the parties. In addition, pursuant to Amendment No. 1, the parties agreed, among other things, that Kirtland will pay the Company $2,000,000 if the Merger Agreement is terminated because a material adverse change in the Company's business occurs subsequent to August 24, 1999 if all other closing conditions are satisfied. Kirtland also agreed to pay the Company $1,000,000 if the Merger Agreement and is terminated because Kirtland's lenders are unable to provide the financing necessary for it to consummate the transaction as a result of a material adverse change in the financial markets occurring subsequent to August 24, 1999 and if all other closing conditions are satisfied.

     The foregoing summary of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1 which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and the press release issued by the Company and Kirtland in connection with the execution of Amendment No. 1 which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits. The following exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

*2.1 Amendment No. 1 dated as of August 5, 1999 by and among the Company,
     MergerCo, and Kirtland to the Merger Agreement dated as of May 6, 1999 by and among the Company, MergerCo and Kirtland

99.1 Press Release dated August 6, 1999

*The exhibit thereto has been omitted but copies thereof will be furnished supplementally to the Commission upon request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 6, 1999                           INSTRON CORPORATION

                                                By: /s/ Linton A. Moulding
                                                    ----------------------------
                                                    Linton A. Moulding
                                                    Chief Financial Officer


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